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                                                                    EXHIBIT 11.1

           STATEMENT RE COMPUTATION OF PRO FORMA NET INCOME PER SHARE

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                                                                                   YEAR ENDED
                                                                                   SEPTEMBER
                                                                                      30,
                                                                                      1997
                                                                                   ----------
Pro forma net income.................................................               $  7,179
                                                                                      ======
Shares used in computing pro forma net income per share:
Weighted average shares outstanding for period.......................                 12,306
Effect of options granted in January 1997:
     Options granted, net of exercised...............................      401
     Option price....................................................  $  1.46
                                                                       -------
     Assumed proceeds................................................  $   585
     Market price at September 30, 1997..............................  $ 28.94
                                                                       -------
     Shares assumed repurchased......................................       20
                                                                       -------        ------
     Shares deemed outstanding.......................................      381           381
Effect of options granted in June 1997:
     Options granted.................................................      124
     Percentage vested...............................................       25%
                                                                       -------
     Options vested..................................................       31
     Option price....................................................  $ 16.00
                                                                       -------
     Assumed proceeds................................................  $   496
     Market price at September 30, 1997..............................  $ 28.94
                                                                       -------
     Shares assumed repurchased......................................       17
                                                                       -------
     Shares deemed outstanding.......................................       14            14
Effect on distribution to stockholders:
     S Corporation Dividend..........................................  $27,459
     Less: Net income for period from June 13, 1996 to June 12,
      1997...........................................................   15,954
                                                                       -------
     Dividend in excess of income....................................  $11,505
     Net IPO proceeds per share......................................  $ 14.66
                                                                       -------
     Shares deemed outstanding.......................................      784
     Ratio of S Corporation year to full year shares deemed
      outstanding....................................................     69.9%
                                                                       -------
     Shares deemed outstanding.......................................      548           548
                                                                       -------        ------
Shares used in computing pro forma net income per share..............                 13,249
                                                                                      ======
Pro forma net income per share.......................................               $   0.54
                                                                                      ======
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